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EXHIBIT 10.20


                                    CONTRACT

        FOR THE ESTABLISHMENT OF THE FINANCE INDUSTRY GROUP "SIBKONVERS"

Krasnojarsk, 5th February 2001

The Finance Industry Group "Sibkonvers" is to be established according to the law of the Russian Federation "On Finance Industry Groups" of 30.11.1995 No 19Q-FS.

000 "Korporazija "Imperial" [000 corresponds to the German GmbH (or the English
PLC)] represented by the constitutionally acting person President Schaben, O.E (hereafter called "Party 1")
Foundation "Technopolis" represented by the constitutionally acting person Director Butytsch, G.W (hereafter called "Party 2")
Advanced Technology Industries Inc. represented by the constitutionally acting person Vice-President Gerke, P (hereafter called "Party 3")
ERBC Holdings, Ltd represented by the constitutionally acting person Director Wall, R (hereafter called "Party 4")

On the basis of the economic interests of Krasnojarskij Kral and in continuation with the realisation of innovative suggestions from the armament factories (nuclear towns) about the creation of a new profitable branch of production with the aim of the social rehabilitation and further employment of highly qualified employees of the factories which as a consequence of the conversion programme shall be made redundant; the working out of conditions within the NCI programme for the successful development of the conversion business of the armament factories in Krasnojarskij Kral and the further development of innovative suggestions up to the creation of a concrete product, the above named Parties have closed this contract with the following content;

1. OBJECT OF THE CONTRACT
1. The establishment of the Finance Industry Group "Sibkonvers" in Krasnojarski Kral (hereafter called FIG "Sibkonvers") within the framework of transferring the programme "Initiative of the Nuclear Towns" as well as other programmes with the aim of support in the development of the business and the creation of alternative jobs for nuclear researchers, technicians and engineers in non-nuclear areas and the execution of research for the clearing of and storage of nuclear waste on the basis of an international centre.
2. MAIN ACTIVITIES
- Execution of research work and creation of competitive product branches on the basis of technologies which shall be used and developed in the factories of the armament complex of Krasnojarski Kral
- Organisation of innovative suggestions which shall be maintained in the course of the research and developments up until the product is ready for the market and the commercial arrival of these technologies on to the world market;
- Execution of research work in the area of ecology with the aim of exploring the damaging effects of nuclear waste on the ecological situation in Krasnojarski Kral and the elaborating of possibilities of reducing the effects: support of the activities in the area of storage and processing of nuclear waste in Krasnojarski Kral.
- The creation and realisation of other projects within the framework of the programme "Initiatives in the Nuclear Towns" for social rehabilitation and occupation of employees of the Russian nuclear industry, who will be made redundant as a result of the conversion programme.

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2. RANGE, ORDER AND CONDITIONS OF THE FINANCIAL STRUCTURE
1. The initial capital stock comes to 100,000 roubles.
2. The Parties are founders of the FPG FIG "Sibkonvers" and have an interest of the same amount of 25% in the initial capital stock.
         000 Korporazija "Imperial" - 25,000 roubles
         Foundation "Technopolis" - 25,000 roubles
         Advanced Technology Industries Inc - 25,000 roubles
         ERBC Holdings Ltd - 25000 roubles
3. The initial capital stock shall be paid in cash. Before entry into the company each Party shall produce 50% of their share of the Initial capital stock. The remaining 50% of the initial capital stock is to be produced by the Parties within the course of one year.

3. OBLIGATIONS OF THE PARTIES
1. The Parties are obliged within the framework of the contract to achieve the named aims by meeting the following measures:
- 000 Korporazija "Imperial" - Financing; questions on organisation which are connected with activities of the group in Krasnojarski Kral and in Russia; preparation of the technical documentation, marketing services
- Foundation "Technopolis" - Financing; organisational help with the realisation of the programme for the development of SATO in the town Shelesnogorek
- Advanced Technology Industries, Inc - Financing; research of the European market; questions on organisation, which result from the activities of the group in Europe and the USA
- ERBC Holding, Ltd - Financing the projects, questions on organisation in the USA, securing the co-operation of banks and stock exchanges

2. Besides the named duties all Parties are obliged:

1) to provide the FIG "Sibkonvers" established by this contract with the required support in questions of organisation, placement, and management of the FIG "Sibkonvers" for the achievement of the named aims:
2) to participate in the further financing of the research projects as well as the performance of marketing services and sale of the finished products:
3) to achieve the required support with the search and choice of domestic and foreign investors for the activities of the group by Russian and foreign public foundations, banks, private companies and state institutions.

4. DISPUTES
1. The dissolution of the FIG "Sibkonvers" shall be executed according to the law of the Russian Federation "On Finance Industry Groups" of 30.11.1995 no 190-FS.
2. All disputes, differences of opinion or complaints which result from or are in connection with this contract, its injury, termination or voidness shall be settled by negotiation.

5. INTERPRETATION OF THE CONTRACT
1. This contract is not subject to any interpretation and shall be executed according to the wording of the contractual text.
2. Should there be linguistic differences in the interpretation of the text, then the Russian version of the contract is decisive.

6. EFFECTIVENESS OF THE CONTRACT
This contract comes into effect for the length of three years after the signing of the contract according to the date of signing.

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7. CHANGES TO THE CONTRACT
1. All changes and supplements to this contract require the vote of the Parties, in writing, and are to be signed by all contractual Parties.

The contract has been drawn up in four copies in Russian and English, which have the same legal meaning.

8. ADDRESSES OF THE PARTIES
PARTY 1: 000 Korporazija "Imperial"
Registered Seat:
660049 RF, Krasnoajrski Kral, Krasnoajrsk, ul. Bograda, No 15
407028102030000001373 in the branch of Wheschtorg Bank, Krasnojarsk Correct Account 30101810200000000777 INN 2466038116 BIK 40404077777

President
000 "Korporazija "Imperial" /signed/         Schaben O.E
Round Seal: Krasnojarak, Russia
            Imperial
            Korporazija

PARTY 2
Foundation "Technopolis"                     /signed/

PARTY 3
Advanced Technology Industries, Inc /signed/ P Goerke
Stamp           Advanced Technology Industries, Inc.
                Taubenstrasse 20
                10117 Berlin
                Tel.: +49 30 / 201 77 80
                Fax:  +49 30 / 201 77 898

PARTY 4
ERBC Holding, Ltd